EXHIBIT 4.13

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of July __, 2008 (this "Agreement"), is made by and between AMERICAN BIO MEDICA CORPORATION, a New York corporation (the "Company"), and the person or entity named on the signature page hereto (the "Buyer").

WITNESSETH:

WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of July __, 2008, between the Buyer and the Company (the "Securities Purchase Agreement"), the Company has agreed to issue and sell to the Buyer one or more 10% Convertible Debentures, Series A of the Company, in an aggregate principal amount not exceeding $750,000 (collectively, the "Debentures"), which Debentures will be convertible into shares of the common stock, $0.01 par value (the "Common Stock"), of the Company (the "Conversion Shares") upon the terms and subject to the conditions of such Debentures; and

WHEREAS, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Conversion Shares; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.           Definitions.

a.           As used in this Agreement, the following terms shall have the following meanings:

i.           "Buyer" means the Buyer and any permitted transferee or assignee of the Buyer that agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof, and “Buyers” means all of the foregoing as a group.

ii.           "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

iii.           "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

iv.           "Registrable Securities" means the Conversion Shares and up to 150,000 shares of Common Stock issuable under warrants to be issued to Cantone Research, Inc., as placement agent fee for the Debentures.

v.           "Registration Statement" means a registration statement of the Company under the Securities Act.

b.           Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

2.           Registration.

a.           Mandatory Registration. The Company shall use commercially reasonable efforts to prepare and file with the SEC, no later than eight (8) months following the completion of the Series A Debenture offering, an effective Registration Statement on Form S-3 registering not less than the aggregate number of Registrable Securities.

b.           Minimum Sale Requirement. The Company shall have no obligation to prepare a Registration Statement on Form S-3 for filing with the SEC unless the gross proceeds of the Series A Debentures offering exceed $250,000. If the minimum sale requirement is met under the Series A offering and the Company elects to undertake the Series B offering, the Registration Statement on Form S-3 shall register the aggregate number of Registrable Securities under the Series A Debenture offering and the Series B Debenture offering.

3.           Obligations of the Company.  In connection with the registration of the Registrable Securities, the Company shall do each of the following.

a.           Use commercially reasonable efforts to prepare and file with the SEC a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a), above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective the earlier of (a) 5 days after notice by the SEC that it may be declared effective, and keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is four (4) years after the date of the Series A Completion Date (ii) the date when the Buyers may sell all Registrable Securities under Rule 144 or (iii) the date no Buyer any longer owns any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

b.           Prepare and file with the SEC such amendments (including post-effective amendments) and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

c.           Furnish to each Buyer whose Registrable Securities are included in the Registration Statement and such Buyer’s legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement and each amendment thereto, and (ii) such number of copies of a prospectus, and all amendments thereto and such other documents, as such Buyer may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Buyer;

d.           As promptly as practicable after becoming aware of such event, notify each Buyer of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare an amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Buyer as such Buyer may reasonably request;

e.           As promptly as practicable after becoming aware of such event, notify each Buyer who holds Registrable Securities being sold of the issuance by the SEC of a notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

f.           Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Buyers in writing of the existence of a Potential Material Event, no Buyer shall offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Buyer receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right of any Buyer for more than two twenty (20) day periods in the aggregate during any 12-month period ("Suspension Period") with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect;

g.           Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

h.           Cooperate with the Buyers who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Buyers may reasonably request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Buyers whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel; and

i.           Take all other reasonable actions necessary to expedite and facilitate disposition by the Buyer of the Registrable Securities pursuant to the Registration Statement.

4.           Obligations of the Buyers.  In connection with the registration of the Registrable Securities, the Buyers shall have the following obligations:

a.           It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Buyer that such Buyer shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Buyer of the information the Company requires from each such Buyer (the "Requested Information") if such Buyer elects to have any of such Buyer's Registrable Securities included in the Registration Statement.

b.           Each Buyer by such Buyer's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Buyer has notified the Company in writing of such Buyer's election to exclude all of such Buyer's Registrable Securities from the Registration Statement; and

c.           Each Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d) or 3(e), above, such Buyer will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Buyer's receipt of the copies of the amended prospectus contemplated by Section 3(d) or 3(e) and, if so directed by the Company, such Buyer shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Buyer's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.           Expenses of Registration. All expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

6.           Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.           To the extent permitted by law, the Company will indemnify and hold harmless each Buyer who holds such Registrable Securities, the directors, if any, of such Buyer, the officers, if any, of such Buyer, each person, if any, who controls any Buyer within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party", against any losses, claims, damages, liabilities or expenses (joint or several) (including reasonable attorneys fees) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended, if the Company files any amendment thereof with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Buyers, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to a Claim by any Indemnified Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Indemnified Party expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof, (II) be available to an Indemnified Party to the extent such Claim is based on a failure of such Indemnified Party to deliver or cause to be delivered the prospectus made available by the Company; or (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Buyer will indemnify the Company and its officers, directors and agents against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Buyer, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9;

b.           Promptly after receipt by an Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action of its final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7.           Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.           Reports under Exchange Act. With a view to making available to the Buyers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Buyers to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a.           make and keep public information available, as those terms are understood and defined in Rule 144;

b.           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

c.           furnish to each Buyer so long as such Buyer owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Buyers to sell such securities pursuant to Rule 144 without registration.

9.           Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Buyers to any transferee of the Registrable Securities (or all or any portion of any Debenture which is convertible into such securities) only if: (a) the Buyer agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay.

10.         Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Buyers who hold an eighty (80%) percent interest of the Registrable Securities of all Buyers.  Any amendment or waiver affected in accordance with this Section 10 shall be binding upon each Buyer and the Company.

11.         Miscellaneous.

a.           A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b.           Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by facsimile transmission or electronic messaging, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, AMERICAN BIO MEDICA CORPORATION, 122 Smith Road, Kinderhook, New York 12106, ATTN: Corporate Secretary, Facsimile Number: 518-758-8171 or email: mdwaterhouse@abmc.com; with a copy to Nolan & Heller, LLP, 39 N. Pearl Street, Albany, NY 12207 Attention: Richard L. Burstein, Esq. Facsimile Number: 518-432-3123; (ii) if to the Buyer, at the address set forth under its name in the Securities Purchase Agreement, (iii) or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, sent via facsimile or electronic messaging (receipt confirmed), upon receipt and, when so sent by certified mail, four (4) calendar days after deposit with the United States Postal Service.

c.           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.           This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Albany or the state courts of the State of New York sitting in the City of Albany in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

e.           This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

f.           Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g.           Neither party shall be liable for consequential damages.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

AMERICAN BIO MEDICA CORPORATION

By:
Stan Cipkowski, Chief Executive Officer

By:

Printed Name: